Q2 2025 revenue up 67%
over Q2 2024 with record profits.

Q1 EPS
(TTM)

$0.12

Q2 EPS
(TTM)

$0.60

Was all of your **revenue growth** for
for Q2 -- and the growth you're projecting --
organic or was it aided by acquisitions?

Parade

TheStreet®

PetHelpful

THE ARENA Group

Athlon Sports

MEN'S FITNESS

MEN'S JOURNAL

How many properties had the **entrepreneurial model** in Q1 and Q2?
How will that impact Q3 and Q4?

MEN'S JOURNAL

Traffic up 479% vs. Q2 2024. Over 165 million pageviews this quarter.

TheStreet

Grew 100% compared to Q2 2024. Averaging 89 million pageviews per month.

Athlon Sports

Pageviews up 38% in Q2 2025 vs Q2 2024. Remains one of the fastest growing sports media properties.

Parade

Traffic up 70% vs. Q2 2024. Averaging more than 131 million monthly pageviews.

Do you think you can **refinance** the debt at rates **better than or equal to your current rates?**

Many investors are unaware of the **dramatic turnaround** that has occurred at Arena. **Will you be doing more investor relations?**

Under what circumstances would Manoj be willing to **sell some shares?**